SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A INFORMATION

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CONTINUCARE CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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July 28, 2004

Dear Shareholder:

     As this is my first letter to shareholders, let me begin by stating that I am pleased, proud and privileged to be able to serve you as Chief Executive Officer.

     Having accepted the responsibilities of the CEO’s office last October, I am new as an executive officer. Having served as a member of the board of directors for the past two years and having otherwise been a shareholder for over eight years, I am not, however, new to Continucare. As a result of this experience, I am well aware of Continucare’s past. Stated kindly, our history is one filled with challenges. These challenges were the result of many factors including an unfavorable economic environment for the government funded health programs in which we participate, severely strained finances and operational miscues. The good news is that is the past. The further good news is that, though much work still needs to be done, we are well into the process of what should prove to be a significant transformation of our business. I will highlight some of the more important actions that we have already taken and initiatives that are otherwise underway that are changing our business and its prospects.

     Improving our financial position has been a high priority, and in the last nine months it has improved significantly. In November 2003 we successfully eliminated approximately $2.2 million of debt relating to the settlement of a Medicare obligation related to rehabilitation clinics that we operated and sold in 1999. Following an extensive review of the matter at our request, the Centers for Medicare & Medicaid Services (CMS) advised us that it had reconsidered the matter and reduced the originally asserted liability from $2.4 million to approximately $200,000.

     In April 2004 we raised $3.5 million of additional equity through a private placement of our common stock. A portion of these proceeds was used to retire approximately $1.4 million of remaining high interest rate debt. Also, in April and May 2004 the holders of convertible promissory notes having an approximate principal balance of $4.7 million converted their notes into shares of our common stock. Largely as a result of these transactions, our shareholders’ equity now exceeds $15 million, we have less than $500,000 of long-term obligations remaining, and our working capital position has significantly improved.

     At the same time that we were addressing our balance sheet, we were taking action to streamline our operations and otherwise improve profitability. Our most significant action was the disposition of our home health agencies. Although our home health business provided less than 5% of our consolidated revenues, it had historically incurred significant operating losses. During our fiscal year ended June 30, 2003, the operating loss for this activity was approximately $1.8 million and it was running at essentially the same rate of loss in the current fiscal year while otherwise significantly straining our liquidity. Given this financial situation and our assessment that this activity no longer possessed strategic value to us, we decided to exit this business. The disposition occurred in transactions with three unrelated entities that acquired

80 S.W. EIGHTH STREET • SUITE 2350 • MIAMI, FLORIDA 33130 • PHONE (305)-350-7515 • FAX (305) 350-9833

     substantially all of our existing home health operations in separate transaction, the last of which was concluded in February 2004.

     With the disposition of our home health agencies, we are now able to focus our resources and efforts exclusively on our core activity of providing primary care medical services. As part of the strategic evaluation that led to our determination to divest our home health agencies, we also concluded that we possess demonstrated skill in providing quality healthcare on a pre-paid basis. We are presently developing plans to expand our managed Medicare services.

     The decision to focus on our primary care business generally and our Medicare managed care services more specifically proved to be very timely. As a result of the Medicare Prescription Drug, Improvement and Modernization Act of 2003, we believe that the prospects for managed Medicare programs have meaningfully improved. This legislation may be the most important change to the Medicare program since its inception in 1965. Beyond providing outpatient prescription drug coverage beginning in 2006, this legislation contains numerous provisions that recognize the importance of managed care alternatives to Medicare’s traditional Fee-For-Service plan. These include increases in payments to Medicare Advantage (formerly known as Medicare + Choice) plans. In addition, in 2004, as part of the Medicare risk adjustment program, 30% of CMS’ payment for Medicare Advantage members will be based on each member’s health status. Based on information we have received from the plans with which we are contracted, in calendar 2004 we anticipate that the Medicare risk adjustment and the increased funding from the 2003 Medicare legislation will result in per member revenue increases of approximately 9% for our Medicare Advantage patients served under percentage of premium risk contracts.

     Of possibly greater importance than the increased revenue per member we expect to receive, is the prospect for membership growth. Plan sponsors have applied a portion of the increased funding to enhanced benefits for plan members. Now, after several years of reducing plan benefits in an effort to counteract adverse cost trends, health maintenance organizations are improving the attractiveness of their Medicare Advantage plans. This, in turn, should bode well for the prospect of increased enrollment in managed Medicare plans generally. Overall, the operating environment for managed Medicare programs is better now than it has been in a number of years.

     The improvement of our financial position, the streamlining of our operations and the more favorable operating environment resulting from the 2003 Medicare legislation are all very important. In the long run, however, changes on our Board of Directors and in our management team will likely prove to be of even greater importance. In Jim Collins’ bestseller Good to Great, he observed that great companies begin their transformation by first getting “the right people on the bus and then figuring out where to drive it”. Believing in the maxim of “first who...then what”, we have taken several additional actions in recent months.

     Phillip Frost, M.D. and A. Marvin Strait have joined our Board of Directors and compliment what I believe was an already strong and committed group of existing directors. Each of the new directors possess a wealth of business experience and a commitment to high standards of conduct that should well serve the interests of shareholders. As the beneficial owner of approximately 44% of our outstanding common stock, Dr. Frost has already long

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demonstrated his interest in and commitment to Continucare, and, as the Chairman and Chief Executive Officer of IVAX Corporation and through his involvement in numerous other organizations, Dr. Frost has a long history of success. With over 40 years experience as a certified public accountant and as past Chairman of the American Institute of Certified Public Accountants (AICPA) and a permanent member of the AICPA Governing Council, Mr. Strait is a nationally recognized leader in his field.

     We have also made other additions to our management team, adding several talented executives who possess skills that we believe will be essential to our future success. In January 2004 Luis H. Izquierdo was named Senior Vice President – Marketing and Business Development, in February Patrick M. Healy was appointed to the post of Executive Vice President – Operations, and in June Fernando L. Fernandez was appointed Senior Vice President Finance, Chief Financial Officer and Treasurer. Messrs. Izquierdo and Healy are extremely talented healthcare executives, Mr. Fernandez is a highly skilled financial executive and all three have long histories of demonstrated success.

     Mr. Izquierdo has over 20 years marketing, sales and operations management experience and, within the healthcare industry, he has held senior management positions with Neighborhood Health Partnership, Foundation Health, Oral Health Services, Physicians Corporation of America and CAC – Ramsay Health Plans. Mr. Healy has over 15 years healthcare management experience and has held executive management positions with Mayo Health Plan, Inc., Cleveland Clinic Florida Health Plan and The Travelers Insurance Company. Mr. Healy has also served as a member of our Board of Directors since 2000. Mr. Fernandez has extensive financial management experience. He began his career as a certified public accountant, working for PriceWaterhouseCoopers, and more recently served as the Vice President-Finance and Chief Financial Officer for Whitman Education Group, a publicly-owned provider of career-oriented higher education, a position he held for seven years until its acquisition in July 2003.

     These executives join a team with proven existing strength in medical management. Michael Cavanaugh, M.D., our Senior Chief Medical Director, and Mark Stern, M.D., our Chief Medical Director, co-lead this area. Together these two have over 48 years of experience practicing medicine, with the vast majority of that time spend in managed care settings. Dr. Cavanaugh is principally responsible for our South Florida primary care activities and Dr. Stern is responsible for our activities in the Tampa area. Each is a highly skilled physician and expert in managed care. Drs. Cavanaugh and Stern provide outstanding leadership and direction to a highly skilled and deeply caring medical staff. They have been great assets to Continucare and we are proud to have them on our team.

     I began this letter by declaring that I am proud to serve as Chief Executive Officer and during the course of this letter have described some of the events that I believe are the beginning of a significant transformation of our business. In closing, I will also say that I am excited and optimistic about our future – but for a reason other than the transforming events I have described. I am excited and optimistic because of the ability and commitment of our many employees, the valuable relationships we have with the HMO’s with which we are affiliated and the demonstrated loyalty of our patients.

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Some time ago I learned that leadership is only one of several factors that determine organizational success. In the end, execution carries the day and that falls to the hands of the entire group. In my brief tenure as Chief Executive Officer, I have found a highly dedicated group of employees, many of whom have been with us a number of years despite years of business challenges. I have also received positive feedback from our affiliated HMO’s which I, in turn, take as a tribute to our employees. In addition, I have observed that the patients we serve have demonstrated a high level of satisfaction and loyalty as evidenced by our retention rates. This also speaks very well of our employees who provide their care. I believe that we have a group of employees that can and will get the job done well.

     I thank all of our employees for their service to our patients and our shareholders and I look forward to working with everyone as we establish Continucare as a highly profitable, innovative and well-managed business with outstanding growth potential. We have the prospects to be such a company and are dedicated to making this a reality.

Sincerely,

Richard C. Pfenniger, Jr.
Chairman and Chief Executive Officer

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INFORMATION CONCERNING YOUR PROXY
PURPOSES OF THE MEETING
OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS
MANAGEMENT
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2000 STOCK OPTION PLAN
RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
OTHER BUSINESS
SHAREHOLDER PROPOSALS
APPENDIX A
APPENDIX B

CONTINUCARE CORPORATION

80 S.W. 8th Street, Suite 2350, Miami, Florida 33130
____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Tuesday, August 24, 2004

____________________

To the Shareholders of Continucare Corporation:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation, will be held at 9:30 a.m., local time, on Tuesday, August 24, 2004, at the executive offices of Continucare Corporation, 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130 for the following purposes:

(1)	The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to Continucare’s Amended and Restated 2000 Stock Option Plan; and

(3)	The transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on July 23, 2004 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors Richard C. Pfenniger, Jr. Chief Executive Officer and President

Miami, Florida
July 29, 2004

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS OF RECORD WHO EXECUTE A PROXY CARD MAY REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

2003 ANNUAL MEETING OF SHAREHOLDERS
OF
CONTINUCARE CORPORATION

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Continucare Corporation, a Florida corporation, of proxies from the holders of Continucare’s common stock, par value $0.0001 per share, for use at the 2003 Annual Meeting of Shareholders of Continucare to be held at 9:30 a.m., local time, on Tuesday, August 24, 2004, at the executive offices of Continucare Corporation, 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130, or at any adjournments or postponements thereof, pursuant to the foregoing notice of annual meeting of shareholders. This proxy statement and the enclosed form of proxy are first being sent to holders of Continucare’s common stock on or about July 29, 2004.

     Shareholders should review the information provided herein in conjunction with Continucare’s 2003 annual report and its report for the nine-month period ended March 31, 2004, which accompany this proxy statement. Continucare’s principal executive offices are located at 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130 and its telephone number is (305) 350-7515.

INFORMATION CONCERNING YOUR PROXY

     The enclosed proxy is solicited on behalf of Continucare’s Board of Directors. The giving of a proxy does not preclude the right of a shareholder of record to vote in person at the annual meeting should any shareholder of record giving the proxy so desire. Shareholders of record have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with Continucare’s Secretary at Continucare’s headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Continucare at or prior to the annual meeting.

     The cost of preparing, assembling and mailing this proxy statement, the notice of annual meeting of shareholders and the enclosed proxy is to be borne by Continucare. In addition to the use of mail, Continucare’s employees may solicit proxies personally, by telephone and by facsimile. Continucare’s employees will receive no compensation for soliciting proxies other than their regular salaries. Continucare may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. Continucare may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

     At the annual meeting, Continucare’s shareholders will consider and vote upon the following matters:

(1)	The election of seven members to Continucare’s Board of Directors to hold office until Continucare’s 2004 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

(2)	The approval of an amendment to Continucare’s Amended and Restated 2000 Stock Option Plan to increase the shares available for grant under that plan (whether to one person or otherwise) from 4,000,000 to 7,000,000; and

(3)	The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation will be voted FOR the election of the nominees for director named below and FOR the amendment of the Amended and Restated 2000 Stock Option Plan. In the event that any other business may properly come before the meeting, the shares represented by valid proxies received pursuant to this solicitation will be voted in the discretion of the proxy holder. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on July 23, 2004 as the record date for determining shareholders of Continucare entitled to notice of and to vote at the annual meeting. As of the record date, there were 50,300,186 shares of common stock outstanding. Only the record holders of issued and outstanding shares of common stock as of the close of business or the record date are entitled to vote at the annual meeting. Shareholders that own their shares in “street name” or through a nominee may attend the meeting but may not grant a proxy or vote at the meeting. Instead, those shareholders must instruct the record holder of their shares of common stock how they wish their shares to be voted. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act with respect to any of the proposals set forth in this proxy statement.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. The amendment of Continucare’s Amended and Restated 2000 Stock Option Plan will be approved if, a majority of the shares of common stock represented in person or by proxy at the annual meeting vote in favor of the amendment. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, (unless such matter is one for which a greater vote is required by law or by Continucare’s Articles of Incorporation or Bylaws). If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

     Prior to the annual meeting, Continucare will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter. Accordingly, abstentions will have no effect on the election of directors and will have the same effect as a vote against the amendment of the 2000 Stock Option Plan.

     A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of Directors. If a matter has been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable American Stock Exchange rules, any broker or nominee “non-votes” would not be considered as shares entitled to vote on the subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 12, 2004 concerning the beneficial ownership of the common stock by (i) each person known by Continucare to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of the directors and director nominees, (iii) each current or former executive officer identified in the “Summary Compensation Table” on page 8, and (iv) all of Continucare’s current executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse. Unless noted otherwise, the address of each person listed below is 80 S.W. 8th Street, Suite 2350, Miami, Florida 33131.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Common Stock
Spencer J. Angel	8,627	(2)	*
5025 Collins Ave., Apt. 2409
Miami Beach, FL 33140
Robert Cresci	300,000	(3)	*
c/o Pecks Management Partners, Ltd.
One Rockefeller Plaza
Suite 900
New York, NY 10020
Phillip Frost, M.D.	22,341,601	(4)	44.2%
4400 Biscayne Boulevard
Miami, FL 33137
Neil Flanzraich	200,000		*
4400 Biscayne Boulevard
Miami, FL 33137
Janet L. Holt	75,000	(5)	*
Patrick Healy	250,000	(5)	*
Jacob Nudel, M.D.	100,000		*
One Isla Bahia Drive
Fort Lauderdale, FL 33316
Richard C. Pfenniger, Jr.	205,000		*
A. Marvin Strait	0		*
2 North Cascade Avenue
Suite 1300
Colorado Springs, CO 80903
Pecks Management Partners Ltd.	6,520,061	(6)	13.0%
One Rockefeller Plaza
Suite 900
New York, NY 10020
All directors and executive officers
as a group (10 persons)	23,471,601		46.1%

*	Less than one percent.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”); the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act.

(2)	Includes 8,627 shares of common stock issuable upon conversion of a convertible promissory note. Mr. Spencer resigned as Chief Executive Officer in October 2003.

(3)	Includes 100,000 shares underlying options that are currently exercisable.

(4)	Includes (i) 21,222,288 shares beneficially owned through Frost Gamma Investments Trust; (ii) 819,313 shares beneficially owed through Frost Nevada Limited Partnership; (iii) 100,000 shares owned directly by Dr. Frost and (iv) 200,000 shares of common stock underlying options granted that are currently exercisable. See “Certain Transactions”.

(5)	Represents shares of common stock underlying options that are currently exercisable.

(6)	According to the most recent Schedule(s) 13G/A filed with the SEC by Pecks Management Partners Ltd. (“Pecks”), these shares are owned by four investment advisory clients of Pecks. Pecks disclaims beneficial ownership of all such shares.

ELECTION OF DIRECTORS

(Proposal No. 1)

     Seven persons are nominated for election as directors to serve until the next annual meeting of shareholders and until each director’s successor is duly elected and qualified. Although Continucare anticipates that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the Board of Directors, unless directed by a proxy to do otherwise.

     Mr. Richard C. Pfenniger, Jr., Mr. Robert J. Cresci, Mr. Neil Flanzraich, Dr. Phillip Frost, Mr. Patrick M. Healy, Dr. Jacob Nudel and Mr. A. Marvin Strait are the seven persons nominated as directors. Each of the director nominees is a current member of the Board of Directors. Biographical information for the director nominees is set forth below.

MANAGEMENT

     The current executive officers and directors of Continucare are as follows:

Name	Age	Position
Richard C. Pfenniger, Jr.	49	Chairman of the Board, Chief Executive Officer and President
Fernando L. Fernandez	43	Senior Vice President – Finance, Chief Financial Officer, Treasurer, and Secretary
Janet L. Holt	57	Controller and Assistant Secretary
Patrick M. Healy	46	Executive Vice President – Operations, and Director
Luis H. Izquierdo	49	Senior Vice President – Marketing and Business Development
Robert J. Cresci	60	Director
Phillip Frost, M.D.	67	Director
Neil Flanzraich	60	Director
Jacob Nudel, M.D.	56	Director
A. Marvin Strait	70	Director

     Richard C. Pfenniger, Jr. has served as one of Continucare’s directors since March 2002. In September 2002, Mr. Pfenniger was appointed Chairman of Continucare’s Board of Directors. In October 2003, he was appointed as Continucare’s Chief Executive Officer and President. Mr. Pfenniger served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. from 1997 through June 2003. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX Corporation, and, from 1989 to 1994, he served as the Senior Vice President-Legal Affairs and General Counsel of IVAX Corporation. Mr. Pfenniger currently serves as a director of IVAX Corporation (pharmaceuticals).

     Fernando L. Fernandez was appointed our Senior Vice President—Finance, Chief Financial Officer, Treasurer, and Secretary in June 2004. Mr. Fernandez, a certified public accountant, served as Senior Vice President—Finance, Chief Financial Officer, Treasurer, and Secretary of Whitman Education Group, Inc. from 1996 until 2003. Prior to and since his service at Whitman Education Group, Inc., Mr Fernandez served as Chief Financial Officer of several private investment entities owned by Phillip Frost, M.D. Prior to 1991, Mr. Fernandez served as Audit Manager for PricewaterhouseCoopers LLP (formerly Coopers & Lybrand) in Miami.

     Janet L. Holt was appointed as Continucare’s Controller in June 2004. She also served as our Chief Financial Officer from January 2000 until June 2004. From July 1999 when she joined Continucare until her appointment as Continucare’s Chief Financial Officer, Ms. Holt served as the Vice President of Finance - Managed Care Division. Ms. Holt served as an audit Senior Manager at Ernst & Young, LLP from November 1997 until joining Continucare. From June 1995 to November 1997, Ms. Holt served as the Internal Auditor for InPhyNet Medical Management, Inc., and she served as an audit manager with Deloitte & Touche, LLP from 1992 to June 1995.

     Patrick M. Healy has served as one of Continucare’s directors since February 2000 and has served as Continucare’s Executive Vice President – Operations since February 2004. He has served as President and Chief Administrative Officer and as a member of the Board of Directors for Mayo Health Plan, Inc. since its inception in June 1996 to December 2001. Mr. Healy served as President and Chief Administrative Officer and as a member of the Board of Directors for MHP Health and Life, Inc., and MHP Holding, Inc. from June 1998 to December 2001. Previously, Mr. Healy was President and Chief Executive Officer and a member of the Board of Directors for Cleveland Clinic Florida Health Plan from its inception in 1992 through 1996. Mr. Healy also served as a Regional Director of Operations-Southeast Region and Executive Director Florida/Caribbean for the Travelers Insurance Company from 1990 through 1992.

     Luis H. Izquierdo was appointed as Continucare’s Senior Vice President – Marketing and Business Development in January 2004. Mr. Izquierdo served as Senior Vice President and as a member of the Board of Directors for Neighborhood Health Partnership from 2002 to 2004. Mr. Izquierdo was Senior Vice President of Marketing and Sales for Foundation Health, Florida from 1999 through 2001. From 1997 through 1999, Mr. Izquierdo served as Senior Vice President and Chief Marketing Officer for Oral Health Services. From 1995 to 1997, Mr. Izquierdo served as the Vice President, Corporate Marketing and Sales for Physicians Corporation of America, and, from 1992 to 1995, he served as the Senior Vice President, Marketing and Sales for CAC-Ramsay Health Plans.

     Robert J. Cresci has served as one of Continucare’s directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the Boards of Directors of Sepracor, Inc. (pharmaceuticals), Luminex Corporation (biotechnology), j2 Global Communications, Inc. (telecommunications), SeraCare Life Sciences, Inc. (pharmaceuticals), and several private companies.

     Phillip Frost has served as one of Continucare’s directors since January 2004. Dr. Frost formerly served on Continucare’s Board of Directors as Vice Chairman from September 1996 until April 2002. Dr. Frost has served as the Chairman of the Board of Directors and Chief Executive Officer of IVAX Corporation since 1987. He served as President of IVAX Corporation from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceuticals, Inc. from 1972 to 1986. He is Chairman of the Board of Directors of IVAX Diagnostics, Inc. (diagnostic reagent kits). He is also a director of Northrop Grumman Corporation (aerospace) and Ladenburg Thalmann Financial Services, Inc. (security brokerage). He is Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

     Neil Flanzraich has served as one of Continucare’s directors since March 2002. Mr. Flanzraich has served as the Vice Chairman and President of IVAX Corporation since May 1998. Mr. Flanzraich served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliff, a law firm, from 1995 to 1998. From 1981 to 1994, Mr. Flanzraich served in various capacities at Syntex Corporation and as a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., Mr. Flanzraich served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. Mr. Flanzraich was Chairman of the Board of Directors of North American Vaccine, Inc. from 1989 to 2000. Mr. Flanzraich also currently serves on the Boards of Directors of IVAX Corporation, IVAX Diagnostics, Inc. and Rae Systems, Inc. (gas detection and security monitoring systems).

     Jacob Nudel, M.D. has served as one of Continucare’s directors since October 2002. As the founder of MEDWerks.com Corporation, Dr. Nudel has served as their Chief Executive Officer since 2000. From 1995 to 2000, Dr. Nudel served as Chief Executive Officer of Allied Health Group, Inc.. From 1992 to 2000, Dr. Nudel also served as Chief Executive Officer of Florida Specialty Network, Inc.

     A. Marvin Strait has served as one of Continucare’s directors since March 2004. Mr. Strait presently practices as a Certified Public Accountant under the name A. Marvin Strait, CPA. He has practiced in the field of public accountancy in Colorado for over 40 years. Mr. Strait has served on the Board of Directors of Colorado Technical University since 1986. He also presently serves as a member of the Board of Trustees of the Colorado Springs Fine Arts Center Foundation, and the Sam S. Bloom Foundation. He also presently serves as a member of the Board of Directors and Chairman of the Audit committee of Sturm Financial Group, Inc. and on the Community Advisory Panel of American National Bank. Mr. Strait previously served as the Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”), as President of the Colorado Society of Certified Public Accountants and the Colorado State Board of Accountancy, and serves as a permanent member of the AICPA Governing Council.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IDENTIFIED ABOVE.

CORPORATE GOVERNANCE

     Pursuant to Continucare’s bylaws and the Florida Business Corporation Act, Continucare’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of Continucare’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

     Continucare has adopted a Code of Conduct and Ethics applicable to its directors, officers and employees including its Chief Executive Officer, Chief Financial Officer and principal accounting officer. A copy of Continucare’s Code of Conduct and Ethics is available on Continucare’s website www.continucare.com. Continucare intends to post amendments to or waivers from its Code of Conduct and Ethics (to the extent applicable to its Chief Executive Officer, Chief Financial Officer or principal accounting officer) on its website. Continucare’s website is not part of this proxy statement.

Determining Director Independence

     Our Board of Directors undertook a review of each director’s independence in March 2004. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and Continucare’s subsidiaries and affiliates, including those reported below under “Certain Transactions.” The Board also examined transactions and relationships between directors or their known affiliates and members of Continucare’s senior management or their known affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under applicable laws and regulations and the American Stock Exchange (“AMEX”) listing standards. As a result of its review of the relationships of each of the members of the Board, the Board affirmatively determined that a majority of Continucare’s Board members, including Mr. Cresci, Mr. Flanzraich, Dr. Frost, and Dr. Nudel, are “independent” directors within the meaning of the listing standards of AMEX and applicable law. Subsequent to the date of that determination, Mr. Strait joined the Board of Directors and was also determined to be “independent.”

Committees of the Board of Directors and Meeting Attendance

     During Fiscal 2003, the Board of Directors held 13 meetings and took certain actions by unanimous written consent. Each director attended at least 75% of the aggregate of (i) the number of such meetings (held during the period for which he was a director) and (ii) the number of meetings of committees of the Board of Directors held during Fiscal 2003.

     The Board of Directors has established Audit, Compensation, Nominating, and Executive Committees. The Board has adopted a written charter for each of these four committees.

The Audit Committee

     The Audit Committee currently consists of Mr. Cresci, Mr. Flanzraich, Dr. Nudel and Mr. Strait (Chairman). During all of Fiscal 2003, Mr. Pfenniger and Mr. Healy served on the Audit Committee, but neither of them now serves on the Audit Committee. Mr. Strait was appointed to the Audit Committee in March 2004. The Board has determined that all current members of the Audit Committee are “financially literate,” “financially sophisticated,” and “independent” within the meaning of the listing standards of the AMEX and applicable SEC regulations. The Board of Directors has determined that Mr. Strait meets the attributes of an “audit committee financial expert” within the meaning of SEC regulations.

     The Audit Committee held seven meetings during Fiscal 2003. The duties and responsibilities of the Audit Committee include (i) recommending to the Board the appointment of Continucare’s auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing Continucare’s significant accounting policies and internal controls and (iv) having general responsibility for the oversight of all audit related matters. The Board of Directors adopted an amended and restated written charter for the Audit Committee. A copy of that charter is attached hereto as Appendix A. A report of the Audit Committee is included at page 11.

The Compensation Committee

     The Compensation Committee currently consists of Mr. Cresci (Chairman), Dr. Nudel and Mr. Strait. Messrs. Flanzraich and Pfenniger were members of the Compensation Committee during all of Fiscal 2003, but now neither serves on the Compensation Committee. Mr. Strait was appointed to the Compensation Committee in March 2004. The Board has determined that all of the current members of the Compensation Committee are “independent” within the meaning of the listing standards of AMEX. The Compensation Committee did not meet during Fiscal 2003. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to compensation of Continucare’s directors and executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of Continucare’s other executive officers. It also assists the Board of Directors in the administration of Continucare’s equity-based compensation plans. The Board of Directors adopted a written charter for the Compensation Committee. A copy of that charter is available on Continucare’s website www.continucare.com. Continucare’s website is not part of this proxy statement. A report from the Compensation Committee is included at page 12.

The Nominating Committee

     The Nominating Committee was established by Board resolution in March 2004. The Nominating Committee currently consists of Mr. Cresci, Mr. Flanzraich, Dr. Frost (Chairman), Dr. Nudel and Mr. Strait. The Board has determined that all of the current members of the Nominating Committee are “independent” within the meaning of the listing standards of AMEX. The Nominating Committee is responsible for identifying and recommending individuals qualified to become directors and recommending appointments to Board committees. The Board of Directors adopted a written charter for the nominating committee. A copy of that charter is available on Continucare’s website www.continucare.com. Continucare’s website is not part of this proxy statement.

     The Nominating Committee expects it will generally identify candidates for director through the business and other organizational contacts of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating Committee considers appropriate. In assessing potential new directors, the Nominating Committee will seek individuals from diverse professional backgrounds who the Nominating Committee believes will provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees will be reviewed in the context of the current composition of the Board and the evolving needs of Continucare. Continucare also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on Continucare’s behalf, including attending Board and applicable committee meetings.

The Executive Committee

     The Executive Committee was established by Board resolution in March 2004. The Executive Committee consists of Mr. Cresci, Dr. Frost, Dr. Nudel, and Mr. Pfenniger (Chairman). The Executive Committee is

responsible for exercising certain powers of the full Board of Directors during intervals between meetings of the full Board of Directors.

Director Compensation

     Our directors do not currently receive any cash compensation for service on the Board of Directors but may be reimbursed for certain expenses in connection with attendance at Board of director meetings or other meetings on Continucare’s behalf. All of Continucare’s directors are eligible to receive options under Continucare’s Stock Option Plan. See also “Certain Relationships and Related Transactions.”

     On September 23, 2002, Board members that served during calendar years 2001 and 2002 were granted 100,000 shares of restricted stock, or fully vested options to purchase 100,000 shares of common stock, for each year of service. Newly appointed Board members were granted 100,000 shares of restricted stock or fully vested options to purchase 100,000 shares of common stock. The Board members had the choice to receive the restricted stock or options.

     Dr. Nudel was granted 100,000 shares of restricted stock upon being appointed to the Board of Directors in October 2002. The Compensation Committee has not yet made any determination regarding directors’ compensation for Fiscal 2003.

Communications with the Board of Directors and Non-Management Directors

     Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to Continucare’s Chairman and Chief Executive Officer, Richard C. Pfenniger, Jr. The letter should include a statement indicating that the sender is a shareholder of Continucare. Depending on the subject matter, an officer of Continucare will either:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

     A member of management will, at each meeting of the Board, present a summary of any material, relevant and proper letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of (i) Continucare’s Chief Executive Officer during Fiscal 2003, and (ii) the only other person serving as an executive officer at the end of Fiscal 2003 whose total annual salary and bonus, determined as of June 30, 2003, exceeded $100,000 (hereinafter referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation
Name and	Fiscal			Other Annual	No. of Securities		All Other
Principal Position	Year	Salary ($)	Bonus ($)	Compensation	Underlying Options		Compensation
Spencer J. Angel,	2003	259,000	0	(2)	200,000	(3)	0
Chief Executive Officer and	2002	259,000	0	(2)	0	(3)	0
President(1)	2001	268,307	0	(2)	600,000	(4)	0
Janet L. Holt,	2003	133,887	25,000	(2)	0		0
Chief Financial Officer (5)	2002	127,849	0	(2)	0		0
	2001	103,846	0	(2)	75,000	(6)	0

(1)	Mr. Angel resigned as Chief Executive Officer and President in October 2003.

(2)	The total perquisites and other personal benefits provided was less than 10% of the total annual salary and bonus to such officer.

(3)	On September 23, 2002, Mr. Angel was granted fully vested options to purchase 200,000 shares of common stock for his service on the Board for the 2001 and 2002 calendar years. All of these options were cancelled in connection with Mr. Angel’s resignation.

(4)	100,000 stock options with an exercise price equal to the closing market price on the date of grant were awarded on July 20, 2000. An additional 500,000 stock options were also awarded on July 20, 2000, with an exercise price equal to the closing market price on the date of grant. All of these options were cancelled in connection with Mr. Angel’s resignation.

(5)	Ms. Holt stepped down as Chief Financial Officer in June 2004, but remains with Continucare as Controller and Assistant Secretary.

(6)	75,000 stock options were awarded on July 20, 2000, with an exercise price equal to the closing market price on the date of grant and vest ratably over three years.

Option Grants During Fiscal 2003

     The following table sets forth certain information concerning grants of stock options made during Fiscal 2003 to the named executive officers. Continucare did not grant any other stock options or any stock appreciation rights in Fiscal 2003.

Individual Option Grants in Fiscal 2003

					Potential Realizable Value
					at Assumed Annual Rates of
					Stock Price Appreciation
					For Option Term(1)
	Shares of Common
	Stock Underlying	% of Total Granted	Option	Expiration
Name	Options	to Employees	Price ($)	Date	5%	10%
Spencer J. Angel	200,000 (2)	100%	$0.36	September 23, 2012(2)	$45,280	$114,750

(1)	The dollar amounts set forth in these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the common stock.

(2)	These options were cancelled in connection with Mr. Angel’s resignation in October 2003.

Option Exercises in 2003 and Year End Option Values

     The following table sets forth information with respect to (i) the number of unexercised options held by the named executive officers as of June 30, 2003, and (ii) the value as of June 30, 2003, of unexercised in-the-money options. No options were exercised by any of the named executive officers in Fiscal 2003.

					Value of Unexercised
	Number of Securities				In-the-Money Options
	Underlying Unexercised Option				at June 30, 2003 (1)
Name	Exercisable		Unexercisable		Exercisable		Unexercisable
Spencer J. Angel	633,333	(2)	166,667	(2)	$12,000	(2)	0	(2)
Janet L. Holt	50,000		25,000		0		0

(1) Market value of shares covered by in-the-money options on June 30, 2003, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

(2) In connection with Mr. Angel’s resignation, in October 2003, all of Mr. Angel’s outstanding stock options were cancelled and Continucare paid Mr. Angel a lump sum payment of $68,000 in consideration for the cancellation of his outstanding stock options.

Employment Agreements

     Prior to the termination of his employment, in October 2003, Mr. Angel’s employment agreement was for a one-year period commencing July 12, 1999, with additional one-year automatic renewals and provided for an annual base salary of $250,000. Additionally, he was eligible to receive a bonus equal to 7% of Continucare’s earnings before interest, taxes, depreciation and amortization in excess of $3 million for the fiscal year. Mr. Angel resigned as Chief Executive Officer and President in October 2003. Pursuant to the terms of his agreement and his severance arrangements, Mr. Angel is, subject to certain exceptions, prohibited from competing with Continucare for a one year period following termination of his employment with Continucare. In connection with his resignation, Continucare paid Mr. Angel a lump sum severance payment of $17,500 and agreed to continue to pay Mr. Angel’s base salary in installments through September 30, 2004. In addition, the terms of Mr. Angel’s severance provided that all of his outstanding stock options were cancelled in October 2003 and, in consideration for the cancellation of his stock options, Continucare paid Mr. Angel an additional lump sum payment of $68,000.

     Mr. Pfenniger, Continucare’s Chairman and Chief Executive Officer, does not have an employment agreement. Mr. Pfenniger is employed with Continucare on an “at will” basis and, for Fiscal 2004, receives an annual base salary of $300,000. In connection with his employment with Continucare, Continucare granted Mr. Pfenniger 1,200,000 stock options with an exercise price of $0.66 per share, the closing price of Continucare’s common stock on the date of grant.

     Ms. Holt’s employment agreement is for a one-year period commencing October 1, 2001, with additional one-year automatic renewals and provides for an annual base salary of $125,000. Additionally, she is eligible to receive bonuses and stock option grants as determined by the Chief Executive Officer and the Compensation Committee of Continucare’s Board of Directors. The agreement may be terminated by Continucare with or without cause at any time. In the event Ms. Holt is terminated without cause, Ms. Holt is entitled to her base salary for a period of six months and any unpaid accrued bonuses. Ms. Holt may terminate the agreement upon 60 days written notice. Pursuant to the terms of the agreement, Ms. Holt is prohibited from competing with Continucare for a 90-day period following termination of her employment with Continucare.

Compensation Committee Report on Executive Compensation

     Under rules established by the Securities and Exchange Commission, the Compensation Committee of the Board of Directors is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Continucare’s executive officers during the past fiscal year. Mr. Strait was not a member of the Compensation Committee of the Board of Directors of Continucare during the period covered by this report. This report was prepared by Messrs. Cresci and Nudel who were members of the Compensation Committee during Fiscal 2003.

     The Compensation Committee is comprised of non-employee directors and is responsible for setting and administering policies that govern annual compensation of Continucare’s executive officers, as well as its stock option plans. The Compensation Committee’s general philosophy with respect to the compensation of the executive officers is to offer competitive compensation programs designed to attract key executives to Continucare and to recognize an individual’s contribution and personal performance. Such compensation programs include a base salary as well as stock option plans designed to provide long-term incentives. In addition, the compensation committee may recommend the grant of discretionary bonuses to the executive officers.

     In establishing Continucare’s executive compensation program, the Compensation Committee gauges achievement of corporate and individual objectives, both on an individual basis and relative to comparable companies. In setting the compensation for Fiscal 2003 for Mr. Angel, Continucare’s former President, Chief Executive Officer and Chief Operating Officer, the Compensation Committee took into account his employment agreement and his responsibilities. Mr. Angel resigned from his employment with Continucare in October 2003. In setting the compensation for Fiscal 2004 for Mr. Pfenniger, Continucare’s current Chief Executive Officer, the Compensation Committee took into consideration Mr. Pfenniger’s extensive business background and experience, his responsibilities and his expected contribution to the success of Continucare.

     Performance bonuses and stock options grants to executive officers are structured to reinforce the achievement of both short and long term corporate objectives in addition to fostering a long-term perspective aligned with that of Continucare’s shareholders.

Robert J. Cresci
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A.

Audit Committee Report

     The Audit Committee of the Board of Directors is responsible for, among other things, monitoring:

•	the integrity of Continucare’s financial statements;

•	Continucare’s system of internal controls; and

•	the independence, qualifications and performance of Continucare’s independent auditors.

     The Audit Committee is composed of four non-employee directors and operates under a written charter adopted and approved by the Board of Directors. The Board of Directors, in its business judgment, has determined that each Audit Committee member is “independent” as such term is defined by the applicable listing standards of the American Stock Exchange and under Section 10A(m)(3) of the Securities Exchange Act of 1934. Continucare has identified A. Marvin Strait as an “audit committee financial expert” as that term is defined in applicable regulations of the Securities and Exchange Commission and the regulations thereunder. The Audit Committee has sole authority to retain, oversee, and terminate Continucare’s independent auditors, to approve fees and other terms of the engagement, and to approve any permitted non-audit engagements with the independent auditors. Mr. Strait was not a member of the Audit Committee of the Board of Directors of Continucare during the period covered by this report. This report was prepared by Messrs. Cresci, Nudel and Flanzraich who were members of the Audit Committee during Fiscal 2003.

     Continucare’s management is responsible for the preparation, presentation and integrity of Continucare’s financial statements, and Continucare’s accounting and financial reporting process, including the system of internal control, and procedures to assure compliance with applicable accounting standards and applicable laws and regulations. Continucare’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to independently monitor and review these processes. However, the Audit Committee must rely, without independent verification, on the information provided to it and on the representations made by management and the independent auditors. Accordingly, although the Audit Committee consults with and discuss these matters and its questions and concerns with management and Continucare’s independent auditors, its oversight cannot provide an independent basis to assure that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures consistent with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions cannot assure that the audit of Continucare’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Continucare’s auditors are in fact “independent.”

     In this context, the Audit Committee held seven meetings during the fiscal year ended June 30, 2003. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, and Continucare’s independent auditors, Ernst & Young LLP. The Audit Committee discussed with Continucare’s independent auditors, with and without management present, the results of their examinations and their evaluations of Continucare’s financial statements.

     The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2003, with management and Ernst & Young LLP. The Audit Committee also discussed with Ernst & Young LLP matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of Continucare’s financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) by SAS’s 89 and 90 and Rule 2-07 of Regulation S-X. The Audit Committee’s discussions also included a discussion of the background and experience of the Ernst & Young LLP audit team assigned to Continucare and the quality control procedures established by Ernst & Young LLP.

     Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence from Continucare. When considering Ernst & Young LLP’s independence, the Audit Committee considered whether their provision of services to Continucare beyond those rendered in connection with their audit and review of Continucare’s financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the nature of the non-audit services provided and the amount of fees paid to Ernst & Young LLP for their audit and non-audit services, both separately and in the aggregate.

     Based on the Audit Committee’s review and its meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that Continucare’s audited financial statements for the year ended June 30, 2003 be included in Continucare’s Annual Report on Form 10-K.

Robert J. Cresci
Neil Flanzraich
Jacob Nudel, M.D.
A. Marvin Strait, C.P.A.

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on Continucare’s common stock against the cumulative total return of the AMEX Market Value (U.S. & Foreign) Index and the NASDAQ Health Services Index for the period of June 30, 1998 to June 30, 2003.

	Cumulative Total Return
	6/98	6/99	6/00	6/01	6/02	6/03
Continucare Corporation	100.00	12.66	13.93	6.08	3.85	8.51
AMEX Market Value	100.00	118.64	151.21	136.11	121.63	134.34
Nasdaq Health Services.	100.00	102.61	74.89	128.46	137.56	126.12

Certain Transactions

     At June 30, 2003, Continucare had a principal amount of $797,162 outstanding under a convertible promissory note, maturing on October 31, 2005, due to Frost Nevada Investment Trust (“Frost Nevada”), an entity related to Dr. Phillip Frost, one of Continucare’s directors and significant shareholders. The annual interest rate on the promissory note to Frost Nevada, which is payable semiannually, increased from 7% to 9% on March 31, 2003 as compensation to Dr. Frost for his extension of his personal guarantee of Continucare’s credit facility. During Fiscal 2003, Continucare had principal amounts outstanding under convertible promissory notes with October 31,

2005 maturity dates bearing interest at 7% due semi-annually with Harter Financial, an entity affiliated with Mr. Angel, Continucare’s former Chief Executive Officer and President, and Mr. Angel of $37,386 and $8,627, respectively.

     During Fiscal 2003, Continucare paid approximately $64,000, $3,000 and $1,000 in interest on the convertible promissory notes to Frost Nevada, Harter Financial, and Mr. Angel, respectively. In June 2003, Mr. Angel sold his ownership interest in Harter Financial.

     In accordance with the terms of the promissory note, Frost Nevada converted its promissory note into shares Continucare’s common stock, on April 22, 2004. Accordingly, effective April 22, 2004, this promissory note was no longer outstanding.

     In addition to increasing the interest rate on a note due to Frost Nevada, as discussed above, Continucare also issued 1,500,000 shares of restricted stock to an entity related to Dr. Frost as consideration for his extension of his personal guarantee of Continucare’s credit facility. The shares of common stock, which were valued at $525,000 based on the closing price of Continucare’s common stock on March 31, 2003, when the guarantee was granted, have been recorded as a deferred financing cost which will be amortized over the term of the guarantee. In connection with the extension of the maturity date of Continucare’s credit facility, in March 2004, Frost was required to reaffirm his personal guarantee of that credit facility. In consideration for Dr. Frost’s agreement to reaffirm his guarantee for the extended term of the credit facility, Continucare issued 300,000 shares of Continucare’s common stock to Frost Nevada. The shares of common stock issued were valued at $870,000 based on the market price of Continucare’s common stock on March 26, 2004, the date on which the guarantee was granted. This amount has been recorded as deferred financing costs and will be amortized through March 31, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Continucare’s directors and executive officers and persons who own more than ten percent of Continucare’s outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

     To Continucare’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, Continucare believe that all Section 16(a) filing requirements applicable to Continucare’s officers, directors and greater than ten percent beneficial owners were complied with.

APPROVAL OF AMENDMENT TO
AMENDED AND RESTATED 2000 STOCK OPTION PLAN

     In 2000, Continucare’s shareholders approved Continucare’s Amended and Restated 2000 Stock Option Plan (the “2000 Plan”). At the annual meeting, Continucare is asking shareholders to approve an amendment to the 2000 Plan to increase the shares available for grant under that plan (whether to one person or otherwise) from 4,000,000 to 7,000,000. The amendment will also delete a provision of the 2000 Plan providing that the maximum number of shares as to which options may be granted to one individual under the that plan is 1,600,000. The Board of Directors and the Compensation Committee of the Board of Directors each approved the amendment of the 2000 Plan on July 15, 2004.

     A copy of 2000 Plan, as amended, is attached to this proxy statement as Appendix B. The copy of the 2000 Plan attached to this proxy statement has been marked to reflect the proposed amendment.

Background and Purpose

     The 2000 Plan was originally authorized by the Board of Directors on July 17, 2000 and was approved by Continucare’s shareholders at the 2000 Annual Meeting of Shareholders. The following summary is qualified in its entirety by reference to the 2000 Plan attached this proxy statement.

     The purpose of the 2000 Plan is to provide an additional incentive to attract and retain qualified competent persons who provide services, and upon whose efforts and judgment Continucare’s success is largely dependent. In furtherance of this purpose, the 2000 Plan authorizes, among other things, (a) the granting of incentive or nonqualified stock options to purchase Continucare’s common stock (collectively, “Options”) to persons selected by the administrators of the 2000 Plan from the class of all of Continucare’s regular employees, including officers who are regular employees and directors, independent contractors, consultants and non-employee directors, (b) the provision of loans for the purposes of financing the exercise of Options and the amount of taxes payable in connection therewith, and (c) the use of already owned common stock as payment of the exercise price for Options granted under the 2000 Plan. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the 2000 Plan provides that none of Continucare’s directors or executive officers are permitted to finance the exercise of Options through a loan from or arranged or guaranteed by Continucare.

     In addition to the 2000 Plan, Continucare also currently maintains its Amended and Restated 1995 Stock Option Plan (the “1995 Plan”). The 1995 Plan will expire on December 31, 2005, provided that options granted under the 1995 Plan prior to that date will remain outstanding and exercisable in accordance with their terms after that date, until such options are exercised, terminated or expired. As of June 10, 2004, 1,709,000 shares remained available for grant under the 1995 Plan. Continucare expects that if the amendment of the 2000 Plan is approved Continucare will not grant any further options under the 1995 Plan.

Administration of the 2000 Plan

     The 2000 Plan provides that it shall be administered by Continucare’s Board of Directors or by a committee appointed by the Board of Directors which shall be composed of two or more directors all of whom shall be “outside directors” (as defined in the 2000 Plan) in compliance with Section 162(m) of the tax code. The Board has selected the Compensation Committee to the Board of Directors to administer the 2000 Plan.

     The Compensation Committee or the Board of Directors, in its sole discretion, determines the persons to be awarded the Options, the number of shares subject thereto and the exercise price and other terms thereof. In addition, the committee or the Board of Directors has full power and authority to construe and interpret the 2000 Plan, and the acts of the Compensation Committee or the Board of Directors are final, conclusive and binding on all interested parties, including Continucare’s shareholders, officers and employees, recipients of grants under the 2000 Plan, and all persons or entities claiming by or through such persons.

     An aggregate of 4,000,000 shares of common stock are currently reserved for issuance upon the exercise of Options granted under the 2000 Plan, which amount will be increased to 7,000,000 if the amendment of the 2000 Plan is approved. The 2000 Plan also currently provides that the maximum number of shares of common stock to which Options may be granted to any one individual under the 2000 Plan is 1,600,000, which provision will be deleted if the amendment is approved. The shares acquired upon exercise of Options granted under the 2000 Plan will be authorized and issued shares of common stock. Continucare’s shareholders will not have any preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the 2000 Plan. If any Option granted under the 2000 Plan should expire or terminate for any reason other than having been exercised in full, the unpurchased shares subject to that Option will again be available for purposes of the 2000 Plan.

Certain Terms and Conditions

     All Options granted under the 2000 Plan must be evidenced by a written agreement between Continucare and the grantee. The agreement will contain such terms and conditions as the Compensation Committee or the Board of Directors shall prescribe, consistent with the 2000 Plan, including, without limitation, the exercise price, term and any restrictions on the exercisability of the Options granted.

     For any Option granted under the 2000 Plan, the exercise price per share of common stock may be any price determined by the Compensation Committee or the Board of Directors; however, the exercise price per share of any Incentive Stock Option may not be less than the “Fair Market Value” of the common stock on the date such Incentive Stock Option is granted. For purposes of the 2000 Plan, the “Fair Market Value” on any date of reference is deemed to be the closing price of common stock on the business day immediately preceding such date, unless the

Compensation Committee or the Board of Directors in its sole discretion determines otherwise in a fair and uniform manner. For this purpose, the closing price of common stock on any business day is (i) if the common stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of common stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if common stock is quoted on AMEX or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of common stock on such system; or (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for common stock as reported by AMEX if at least two securities dealers have inserted both bid and asked quotations for common stock on at least five of the 10 preceding days.

     The Compensation Committee or the Board of Directors may permit the exercise price of an Option to be paid for in cash, by certified or official bank check or personal check, by money order, with already owned shares of common stock that have been held by the optionee for at least six months (or such other shares as Continucare determines will not cause Continucare to recognize for financial accounting purposes a charge for compensation expense), the withholding of shares of common stock issuable upon exercise of the Option, by delivery of a properly executed exercise notice together with such documentation as shall be required by the Compensation Committee or the Board of Directors (or, if applicable, the broker) to effect a cashless exercise, or a combination of the above. If paid in whole or in part with shares of already owned common stock, the value of the shares surrendered is deemed to be their Fair Market Value on the date the Option is exercised. The 2000 Plan also authorizes Continucare to lend money to an optionee, guarantee a loan to an optionee, or otherwise assist an optionee to obtain the cash necessary to exercise all or a portion of the Option granted thereunder or to pay any tax liability of the optionee attributable to such exercise. If the exercise price is paid in whole or part with the optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the shares that the optionee purchases upon exercise of such Option, (iii) bear interest at the prime rate of Continucare’s principal lender or such other rate as the Compensation Committee or the Board of Directors, as the case may be, shall determine, and (iv) contain such other terms as the Compensation Committee or the Board of Directors in its sole discretion shall reasonably require. Consistent with the Sarbanes-Oxley Act of 2002 Directors and executive officers of Continucare may not finance the exercise of Options through a loan from Continucare, nor will Continucare guarantee a loan to or facilitate a loan to any of its directors or executive officers.

     The use of already owned shares of common stock applies to payment for the exercise of an Option in a single transaction and to the “pyramiding” of already owned shares in successive, simultaneous Option exercises. In general, pyramiding permits an Option holder to start with as little as one share of common stock and exercise an entire Option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an Option. Consequently, the optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the Option and the exercise price of such Option.

     No Incentive Stock Option, and unless the prior written consent of the Compensation Committee or the Board of Directors is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 of the Exchange Act, no non-qualified stock option granted under the 2000 Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an Option is exercisable only by him or her, or in the case of a non-qualified stock option, by his or her permitted assignee. The expiration date of an Option under the 2000 Plan will be determined by the committee or the Board of Directors at the time of grant, but in no event may such an Option be exercisable after 10 years from the date of grant. An Option may be exercised at any time or from time to time or only after a period of time in installments, as the Compensation Committee or the Board of Directors determines. The Compensation Committee or the Board of Directors may, in its sole discretion, accelerate the date on which any Option may be exercised. Each outstanding Option granted under the 2000 Plan may become immediately fully exercisable in the event of certain transactions, including certain changes in control, certain mergers and reorganizations, and certain dispositions of substantially all of Continucare’s assets.

     Unless otherwise provided in the Option agreement, the unexercised portion of any Option granted under the 2000 Plan shall automatically be terminated (a) three months after the date on which the optionee’s employment or service is terminated for any reason other than (i) Cause (as defined in the 2000 Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee’s employment or service for Cause; (c) one year after the date on which the optionee’s employment or service is terminated by reason of mental or physical disability; or (d) one year after the date on which the optionee’s employment or service is terminated by reason of optionee’s death, or if later, three months after the date of optionee’s death if death occurs during the one year period following the termination of the optionee’s employment by reason of mental or physical disability.

     To prevent dilutions of the rights of a holder of an Option, the 2000 Plan provides for appropriate adjustment of the number of shares for which Options may be granted, the number of shares subject to outstanding Options and the exercise price of outstanding Options, in the event of any increase or decrease in the number of issued and outstanding shares of Continucare’s capital stock resulting from a stock dividend, a recapitalization or other capital adjustment. The Compensation Committee or the Board of Directors has discretion to make appropriate antidilution adjustments to outstanding Options in the event of a merger, consolidation or other reorganization of or a sale or other disposition of substantially all of Continucare’s assets.

     The 2000 Plan will expire on July 17, 2010, and any Option outstanding on such date will remain outstanding until it expires or is exercised. The Compensation Committee or the Board of Directors may amend, suspend or terminate the 2000 Plan or any Option at any time, provided that such amendment shall be subject to the approval of the shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the tax code) or the rules of any stock exchange or automated quotation system on which the common stock may then be listed or granted. Under the rules of the AMEX, shareholder approval is required for any material amendment of the 2000 Plan. In addition, no amendment, suspension or termination shall substantially impair the rights or benefits of any optionee, pursuant to any Option previously granted, without the consent of the optionee.

Federal Income Tax Consequences of Awards of Options

     The 2000 Plan is not qualified under the provisions of Section 401(a) of the tax code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2000 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of common stock acquired on exercise of the Option over the exercise price. If the optionee is one of Continucare’s employees, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

     If an optionee pays for shares of common stock on exercise of an Option by delivering shares of Continucare’s common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the optionee had exercised the Option solely in exchange for cash.

     We will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or Continucare timely satisfy Continucare’s reporting requirements with respect to that amount.

     Incentive Stock Options. The 2000 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the tax code. Under the tax code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

     If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

     An optionee who exercises an incentive stock option by delivering shares of common stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

     For purposes of the alternative minimum tax, the amount by which the fair market value of a share of common stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

     We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, Continucare is allowed a deduction in an amount equal to the ordinary income included in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or Continucare timely satisfies Continucare’s reporting requirements with respect to that amount.

     Section 162 Limitations. Section 162(m) of the tax code, generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Continucare intends that Options granted to employees whom the committee expects to be covered employees at the time a deduction arises in connection with such Options, will qualify as such “performance-based compensation,” so that such Options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect Continucare’s ability to ensure that Options under the employee plan will qualify as “performance-based compensation” that is fully deductible by Continucare under Section 162(m).

     Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his particular situation, each optionee should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Option or the disposition of common stock acquired on exercise of an Option.

Option Grants Under the 2000 Plan

     As of the date of this proxy statement, nonqualified stock options to purchase an aggregate of 2,960,455 shares have been granted to 12 employees under the 2000 Plan and incentive stock options to purchase an aggregate of 454,545 shares have been granted to one employee under the 2000 Plan. The options were granted at exercise prices ranging from $0.35 to $2.86, in all cases the exercise price was equal to the closing price of Continucare’s common stock on the date of grant. As of the date of this proxy statement 585,000 shares remain available for grant under the 2000 Plan.

     The Board of Directors believes that the options granted under the 2000 Plan have been and will be awarded primarily to those person who possess a capacity to contribute significantly to the successful performance of Continucare. Because persons to whom grants of options are to be made are to be determined from time to time by the Compensation Committee or the Board of Directors, it is impossible at this time to indicate the precise number, name or positions of person who will hereafter receive options or the number of shares for which options will be granted except to the extent already granted.

     In addition to the 2000 Plan, Continucare also currently maintains the 1995 Plan. The 1995 Plan will expire on December 31, 2005, provided that options granted under the 1995 Plan prior to that date will remain outstanding and exercisable in accordance with their terms after that date, until such options are exercised, terminated or expired. As of June 10, 2004, 1,709,000 shares remained available for grant under the 1995 Plan. Continucare expects that if the amendment of the 2000 Plan is approved Continucare will not grant any further options under the 1995 Plan.

Securities Authorized For Issuance Under Equity Compensation Plans

     The following table provides information as of June 30, 2003, with respect to all of Continucare’s equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to	Weighted average
	be issued upon exercise	exercise price of	Number of securities
	of outstanding options,	outstanding options,	remaining available
Plan Category	warrants and rights	warrants and rights	for future issuance
Plans approved by stockholders	2,716,000	$1.15	3,684,000
Plans not approved by stockholders	0	0	0

Vote Required and Recommendation

     The Board of Directors has approved the amendment to the 2000 Plan as described in this Proposal No. 2 and is recommending approval by the shareholders because it believes that it is in the best interest of Continucare. The affirmative vote of a majority of the votes of common stock present in person or by proxy at the annual meeting and entitled to vote will be required for approval of the proposal to amend the 2000 Plan as described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO CONTINUCARE’S 2000 PLAN.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Continucare’s independent public accountants for the fiscal years ended June 30, 2003 and 2002 were, and for the fiscal year 2004 will be the firm of Ernst & Young LLP. It is expected that representatives of Ernst & Young

LLP will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

Fees to Independent Auditors for Fiscal 2003 and 2002

     Ernst & Young LLP served as the independent auditor for Continucare in Fiscal 2002 and Fiscal 2003. The following tables present fees for professional services rendered by the independent auditor for Continucare’s audit, annual financial statements, fees for audit-related services, tax services and all other services.

	2002	2003
Audit fees	$171,900	$202,224
Audit – related fees (a)	6,000	40,076
Tax fees (b)	44,532	43,870
All other fees	—	19,420

(a)	Audit-related fees consist of assurance and related services reasonably related to the performance of the audit or review of our financial statements and are not reported in the preceding category.

(b)	Tax fees consist of services provided for tax compliance, tax advice and tax planning.

     All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting.

     Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s annual report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements.

OTHER BUSINESS

     As of the date of this proxy statement, the Board of Directors knows of no other business to be presented at Continucare’s 2003 Annual Meeting of Shareholders. If any other business should properly come before Continucare’s 2003 Annual Meeting of Shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at Continucare’s 2004 Annual Meeting of Shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in Continucare’s proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by Continucare’s Corporate Secretary no later than March 31, 2005. Any shareholder proposal submitted other than for inclusion in Continucare’s proxy materials for that meeting must be delivered to us no later than May 2, 2005, or such proposal will be considered untimely. If a shareholder proposal is received after March 31, 2005, Continucare may vote in Continucare’s discretion as to the proposal all of the shares for which Continucare have received proxies for the 2004 annual meeting of shareholders.

By Order of the Board of Directors, Richard C. Pfenniger, Jr. Chief Executive Officer and President

Miami, Florida
July 29, 2004

APPENDIX A

AUDIT COMMITTEE CHARTER

A.	Organization

This charter governs the operations of the audit committee. The committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors (as determined by the board of directors from time to time), each of whom are independent of management and the Company (as defined by all applicable laws, rules and regulations and the listing requirements of the American Stock exchange). Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries. All committee members shall be financially literate, and at least one member shall be a “financial expert,” as defined by SEC regulations.

B.	Purpose

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to: the integrity of the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent auditors; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company.

C.	Meetings

The committee shall meet at least four times annually or more frequently if circumstances dictate. A majority of the members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any matter brought before the committee. Any member of the committee may call a meeting of the committee upon due notice to each other member at least 48 hours prior to the meeting.

The committee shall promptly inform the board of directors of the actions taken and matters discussed at its meetings. This will generally take place at the board meeting following a committee meeting.

D.	Duties and Responsibilities

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take appropriate actions foster an overall corporate culture supportive of quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the audit committee. These are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall be directly responsible for the appointment and retention, compensation, and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting. The committee shall pre-approve all audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any specific non-audit services proscribed by law or regulation. The committee may delegate pre-approval authority to a member of the audit committee. The decisions of any audit committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next schedule meeting.

The committee shall consider whether the auditor’s performance of permissible non-audit services is compatible with the auditor’s independence and shall also request from the outside auditors annually a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independent Standards Board Standard Number 1. The Committee shall review and discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor’s independence.

At least annually, the committee shall obtain and review a report by the independent auditors describing:

•	The firm’s internal quality control procedures.

•	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carries out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

The committee shall set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and stock exchange listing standards.

The committee shall review and discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company’s Code of Ethics).

The committee shall meet separately periodically with management and the independent auditors to discuss issues and concerns warranting committee attention. The committee shall provide sufficient opportunity for the independent auditors to meet privately with the members of the committee. The committee shall review with the independent auditor any problems or difficulties and management’s response.

The committee shall discuss with management and the outside auditors the Company’s accounting policies which may be viewed as critical. The committee shall review and discuss any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports as well as all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditor. The committee shall confer with management and the outside auditor on all significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

The committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

The committee shall discuss generally the type of information to be disclosed and the presentation to be made in earnings releases and in information and earnings guidance (if any) provided to analysts and rating agencies.

The committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

The committee shall receive attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The committee shall also prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The committee shall review and reassess the charter annually and submit any proposed amendments to the board of directors for approval.

The foregoing shall not be deemed an exclusive list of powers and responsibilities of the committee. The committee is authorized to perform any other activities consistent with this charter, the Company’s Articles of Incorporation, By-Laws and, governing laws as the committee deems necessary or advisable.

E.	Advisors

The committee shall have the authority, at the expense of the Company, to retain such accounting, legal and other advisors and consultants as it shall deem appropriate without board or management approval. The committee shall have the sole authority to approve the fees and other retention terms of any such advisors and consultants.

F.	Disclosure of Charter

This charter will be made available on the Company’s website and otherwise as required by applicable law.

APPENDIX B

AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(as Proposed to be Amended)

C O N T I N U C A R E

CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN

1.	PURPOSE. The purpose of this Plan is to advance the interests of CONTINUCARE CORPORATION, a Florida corporation (the “Company”), and its Subsidiaries by providing an additional incentive to attract and retain qualified and competent persons who provide services to the Company and its Subsidiaries, and upon whose efforts and judgment the success of the Company and its Subsidiaries is largely dependent, through the encouragement of stock ownership in the Company by such persons.

2.	DEFINITIONS. As used herein, the following terms shall have the meanings indicated:

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(c)	“Committee” shall mean the committee appointed by the Board pursuant to Section 13(a) hereof, or, if such committee is not appointed, the Board.

(d)	“Common Stock” shall mean the Company’s Common Stock, par value $.0001 per share.

(e)	“Company” shall mean Continucare Corporation, a Florida corporation, and its successors or assigns.

(f)	“Director” shall mean a member of the Board.

(g)	“Effective Date” shall mean July 17, 2000.

(h)	“Fair Market Value” of a Share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding the date of reference, unless the Committee or the Board in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the American Stock Exchange (“AMEX”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii), or (iii) above is applicable, then Fair Market Value shall be determined by the Committee or the Board in a fair and uniform manner.

(i)	“Incentive Stock Option” shall mean an incentive stock option as defined in Section 422 of the Internal Revenue Code.

(j)	“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

(k)	“Officer” shall mean the Company’s Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of Subsidiaries shall be deemed Officers of the Company if they perform such policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) the Company identifies a person as an “executive officer,” the person so identified shall be deemed an “Officer” even though such person may not otherwise be an “Officer” pursuant to the foregoing provisions of this paragraph.

(l)	“Option” (when capitalized) shall mean any option granted under this Plan.

(m)	“Option Agreement” means the agreement between the Company and the Optionee for the grant of an option.

(n)	“Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

(o)	“Outside Director” shall mean a member of the Board who qualifies as an “outside director” under Section 162(m) of the Internal Revenue Code and the regulations thereunder and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Securities Exchange Act.

(p)	“Plan” shall mean this 2000 Stock Option Plan for the Company.

(q)	“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(r)	“Share” shall mean a share of Common Stock.

(s)	“Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.	SHARES AVAILABLE FOR OPTION GRANTS. The Committee or the Board may grant to any Optionee or Optionees from time to time Options to purchase an aggregate of up to Seven Million (7,000,000) Shares from the Company’s authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares.

4.	INCENTIVE AND NON-QUALIFIED OPTIONS.

(a)	An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee or the Board at the time of grant of the Option and shall clearly state whether it is an Incentive Stock Option or a Non-Qualified Stock Option. All Incentive Stock Options shall be granted within 10 years from the effective date of this Plan.

Incentive Stock Options may not be granted to any person who is not an employee of the Company or any Subsidiary.

(b)	Options otherwise qualifying as Incentive Stock Options hereunder will not be treated as Incentive Stock Options to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Shares, with respect to which Options meeting the requirements of Section 422(b) of the Code are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Code), exceeds $100,000.

5.	CONDITIONS FOR GRANT OF OPTIONS.

(a)	Each Option shall be evidenced by an Option Agreement that may contain any term deemed necessary or desirable by the Committee or the Board, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be (i) those persons selected by the Committee or the Board from the class of all regular employees of, or persons who provide consulting or other services as independent contractors to, the Company or its Subsidiaries, including Directors and Officers who are regular employees, and (ii) Directors who are not employees of the Company or of any Subsidiaries.

(b)	In granting Options, the Committee or the Board shall take into consideration the contribution the person has made to the success of the Company or its Subsidiaries and such other factors as the Committee or the Board shall determine. The Committee or the Board shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee or the Board may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, (i) prescribing the date or dates on which the Option becomes exercisable, (ii) providing that the Option rights accrue or become exercisable in installments over a period of years, or upon the attainment of stated goals or both, or (iii) relating an Option to the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.

(c)	The Options granted to employees under this Plan shall be in addition to regular salaries, pension, life insurance or other benefits related to their employment with the Company or its Subsidiaries. Neither the Plan nor any Option granted under the Plan shall confer upon any person any right to employment or continuance of employment by the Company or its Subsidiaries.

(d)	Notwithstanding any other provision of this Plan, an Incentive Stock Option shall not be granted to any person owning directly or indirectly (through attribution under Section 424(d) of the Code) at the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporation (as defined in Section 424 of the Code) at the date of grant) unless the option price of such Option is at least 110% of the Fair Market Value of the Shares subject to such Option on the date the Option is granted, and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

6.	OPTION PRICE. The option price per Share of any Option shall be any price determined by the Committee or the Board but shall not be less than the par value per Share; provided, however, that in no event shall the option price per Share of any Incentive Stock Option be less than the Fair Market Value of the Shares underlying such Option on the date such Option is granted.

7.	EXERCISE OF OPTIONS. An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate option price of the Shares as to which the Option is exercised has been made, and (iii) arrangements that are satisfactory to the Committee or the Board in its sole discretion have been made for the Optionee’‘s payment to the Company of the amount that is necessary for the Company or Subsidiary employing the Optionee to withhold in accordance with applicable Federal or state tax withholding requirements. The consideration to be paid for the Shares to be issued upon exercise of an Option as well as the method of payment of the exercise price and of any withholding and employment taxes applicable thereto, shall be determined by the Committee or the Board and may in the discretion of the Committee or the Board consist of.: (1) cash, (2) certified or official bank check, (3) money order, (4) Shares that have been held by the Optionee for at least six (6) months (or such other Shares as the Company determines will not cause the Company to recognize for financial accounting purposes a charge for compensation expense), (5) the withholding of Shares issuable upon exercise of the Option, (6) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Board or the Committee shall require to effect an exercise of the Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or a margin loan sufficient to pay the exercise price and any applicable income or employment taxes, or (7) in such other consideration as the Committee or the Board deems appropriate, or by a combination of the above. In the case of an Incentive Stock Option, the permissible methods of payment shall be specified at the time the Option is granted. The Committee or the Board in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid, and/or the Optionee’s tax withholding obligation is satisfied, in whole or in part with Shares, or through the withholding of Shares issuable upon exercise of the Option, the value of the Shares surrendered or withheld shall be their Fair Market Value on the date the Option is exercised. The Committee or the Board in its sole discretion may, on an individual basis or pursuant to a general program established in connection with this Plan, cause the Company to lend money to an Optionee (other than a Director or Executive Officer of the Company (each within the meaning of Section 402(a) of the Sarbanes-Oxley Act of 2002, as amended))(each a “Prohibited Optionee”), guarantee a loan to an Optionee (other than a Prohibited Optionee), or otherwise assist an Optionee (other than a Prohibited Optionee) to obtain the cash necessary to exercise all or a portion of an Option granted hereunder or to pay any tax liability of such Optionee attributable to such exercise. If the exercise price is paid in whole or part with Optionee’s promissory note, such note shall (i) provide for full recourse to the maker, (ii) be collateralized by the pledge of the Shares that the Optionee purchases upon exercise of the Option, (iii) bear interest at the prime rate of the Company’s principal lender, and (iv) contain such other terms as the Committee or the Board in its sole discretion shall reasonably require. No Optionee shall be deemed to be a holder of any Shares subject to an Option unless and until a stock certificate or certificates for those Shares are issued to that person(s) under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date the stock certificate is issued, except as expressly provided in Section 10 hereof.

8.	EXERCISABILITY OF OPTIONS.

(a)	Any Option shall become exercisable in such amounts, at such intervals and upon such terms as the Committee or the Board shall provide in the Option Agreement for that Option, provided that in no event shall an Option be exercisable after the expiration of 10 years from the date of grant of the Option.

(b)	Unless otherwise provided in any Option Agreement, and subject to the Committee or the Board’s right to exercise its discretion to provide a cancellation notice with respect to the Option pursuant to Section 9(b) hereof, each outstanding Option shall become immediately fully exercisable in the event of a “Change in Control.” For this purpose, the term “Change in Control” shall mean: Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned).

(c)	The Committee or the Board may in its sole discretion, accelerate the date on which any Option may be exercised and may accelerate the vesting of any Shares subject to any Option or previously acquired by the exercise of any Option.

9.	TERMINATION OF OPTION PERIOD.

(a)	Unless otherwise provided in any Option Agreement, the unexercised portion of any Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(i)	three months after the date on which the Optionee’s employment is terminated other than by reason of (A) Cause, which, solely for purposes of this Plan, shall mean the termination of the Optionee’s employment by reason of the Optionee’s willful misconduct or gross negligence, (B) a mental or physical disability (within the meaning of Internal Revenue Code Section 22(e)) of the Optionee as determined by a medical doctor satisfactory to the Committee, or (C) death of the Optionee;

(ii)	immediately upon the termination of the Optionee’s employment for Cause;

(iii)	twelve months after the date on which the Optionee’s employment is terminated by reason of a mental or physical disability (within the meaning of Section 22(e) of the Code) as determined by a medical doctor satisfactory to the Committee or the Board;

(iv)	(A) twelve months after the date of termination of the Optionee’s employment by reason of the death of the Optionee, or, if later, (B) three months after the date on which the Optionee shall die if such death shall occur during the one year period specified in Subsection 9(a)(iii) hereof; or

(v)	the tenth anniversary of the date of grant of the Option. All references herein to the termination of the Optionee’s employment shall, in the case of an Optionee who is not an employee of the Company or a Subsidiary, refer to the termination of the Optionee’s service with the Company.

(b)	To the extent not previously exercised, (i) each Option shall terminate immediately in the event of (1) the liquidation or dissolution of the Company, or (2) any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, unless the successor corporation, or a parent or subsidiary of such successor corporation, assumes the Option or substitutes an equivalent option or right pursuant to Section 10(c) hereof, and (ii) the Committee or the Board in its sole discretion may by written notice (“cancellation notice”) cancel, effective upon the consummation of any corporate transaction described in Subsection 8(b) hereof in which the Company does survive, any Option that remains unexercised on such date. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 9(b) a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after approval of such transaction), in order that Optionees may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Options that then are exercisable (including any Options that may become exercisable upon the closing date of such transaction). An Optionee may condition his exercise of any Option upon the consummation of a transaction referred to in this Section 9(b).

10.	ADJUSTMENT OF SHARES.

(a)	If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in that event:

(i)	appropriate adjustment shall be made in the maximum number of Shares available for grant under the Plan, or available for grant to any person under the Plan, so that the same percentage of the Company’s issued and outstanding Shares shall continue to be subject to being so optioned; and

(ii)	the Board or the Committee may, in its discretion, make any adjustments it deems appropriate in the number of Shares and the exercise price per Share thereof then subject to any outstanding Option, so that the same percentage of the Company’s issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

(b)	Unless otherwise provided in any Option Agreement, the Committee may change the terms of Options outstanding under this Plan, with respect to the option price or the number of Shares subject to the Options, or both, when, in the Committee’s sole discretion, such adjustments become appropriate so as to preserve benefits under the Plan.

(c)	In the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation or other form of corporate transaction in which the Company does not survive, where the securities of the successor corporation, or its parent company, are issued to the Company’s shareholders, then the successor corporation or a parent of the successor corporation may, with the consent of the Committee or the Board, assume each outstanding Option or substitute an equivalent option or right. If the successor corporation, or its parent, does not cause such an assumption or substitution to occur, or the Committee or the Board does not consent to such an assumption or substitution, then each Option shall terminate pursuant to Section 9(b) hereof upon the consummation of sale, merger, consolidation or other corporate transaction.

(d)	Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares then subject to outstanding Options granted under the Plan.

(e)	Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

11.	TRANSFERABILITY OF OPTIONS AND SHARES.

(a)	No Incentive Stock Option, and unless the prior written consent of the Committee or the Board is obtained (which consent may be withheld for any reason) and the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act no Non-Qualified Stock Option, shall be subject to alienation, assignment, pledge, charge or other transfer other than by the Optionee by will or the laws of descent and distribution, and any attempt to make any such prohibited transfer shall be void. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee, or in the case of a Non-Qualified Stock Option that has been assigned or transferred with the prior written consent of the Committee or the Board, only by the permitted assignee.

(b)	No Shares acquired by an Officer or Director pursuant to the exercise of an Option may be sold, assigned, pledged or otherwise transferred prior to the expiration of the six-month period following the date on which the Option was granted, unless the transaction does not violate the requirements of Rule 16b-3 promulgated under the Securities Exchange Act.

12.	ISSUANCE OF SHARES.

(a)	Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue any Shares unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities, and may require any stock so issued to bear a legend, may give its transfer agent instructions, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

(b)	As a condition to any sale or issuance of Shares upon exercise of any Option, the Committee or the Board may require such agreements or undertakings as the Committee or the Board may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

(i)	a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(ii)	a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for the Shares that are, in the opinion of the Committee or the Board, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee or the Board to be applicable to the issuance and transfer of those Shares.

13.	ADMINISTRATION OF THE PLAN.

(a)	The Plan shall be administered by the Board or, at the discretion of the Board, by a committee appointed by the Board (the “Committee”) which shall be composed of two or more Directors. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for Outside Directors of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code. The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

(b)	The Committee or the Board may grant Options pursuant to this Plan to any persons to whom Options may be granted under Section 5(a) hereof.

(c)	The Committee or the Board, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations of the Committee or the Board, and its interpretation and construction of any provision of the Plan or any Option Agreement, shall be final and conclusive.

(d)	Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

14.	WITHHOLDING OR DEDUCTION FOR TAXES. If at any time specified herein for the making of any issuance or delivery of any Option or Common Stock to any Optionee, any law or regulation of any governmental authority having jurisdiction in the premises shall require the Company to withhold, or to make any deduction for, any taxes or to take any other action in connection with the issuance or delivery then to be made, the issuance or delivery shall be deferred until the withholding or deduction shall have been provided for by the Optionee or beneficiary, or other appropriate action shall have been taken.

15.	INTERPRETATION.

(a)	As it is the intent of the Company that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

(b)	The Plan and any Option Agreements entered into pursuant to the Plan shall be administered and interpreted so that all Incentive Stock Options granted under the Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of the Plan or any Option Agreement relating to an Incentive Stock Option should be held invalid for the granting of Incentive Stock Options or illegal for any reason, that determination shall not affect the remaining provisions hereof, but instead the Plan and the Option Agreement shall be construed and enforced as if such provision had never been included in the Plan or the Option Agreement.

(c)	This Plan shall be governed by the laws of the State of Florida.

(d)	Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(e)	Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

16.	AMENDMENT AND DISCONTINUATION OF THE PLAN. The Committee or the Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that, any amendment to the Plan shall be subject to the approval of the Company’s shareholders if such shareholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or to comply with Section 162(m) of the Internal Revenue Code) or the rules of any Stock exchange or automated quotation system on which the Common Stock may then be listed or granted. Except to the extent provided in Sections 9 and 10 hereof, no amendment, suspension or termination of the Plan or any Option issued hereunder shall substantially impair the rights or benefits of any Optionee pursuant to any Option previously granted without the consent of the Optionee.

17.	TERMINATION DATE. The Plan shall terminate on the 10th anniversary of the Effective Date. The Plan shall be submitted to the shareholders of the Company for their approval and adoption.

CONTINUCARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF CONTINUCARE CORPORATION

COMMON STOCK

The undersigned, a holder of common stock of Continucare Corporation, a Florida corporation (the “Company”), hereby appoints Richard C. Pfenniger, Jr. and Fernando L. Fernandez, and each of them, acting alone, as proxy for the undersigned, with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on Friday, July 23, 2004 at the Annual Meeting of Shareholders of the Company, to be held on Tuesday, August 24, 2004, at 9:30 a.m., local time, at the executive offices of the Company, 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130, and at any adjournments or postponements thereof.

(1)	ELECTION OF DIRECTORS Richard C. Pfenniger, Jr., Robert J. Cresci, Patrick M. Healy, Neil Flanzraich, Jacob Nudel, M.D., Phillip Frost, M.D., and A. Marvin Strait, as directors.

☐	VOTE FOR all nominees listed above, except as marked to the contrary below.

☐	VOTE WITHHELD from all nominees listed above.

☐	VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any):
____________________________________.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

(2)	Amendment to Continucare Corporation’s Amended and Restated 2000 Stock Option Plan.

☐	VOTE FOR Amendment.

☐	VOTE AGAINST Amendment.

☐	VOTE WITHHELD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE AMENDED AND RESTATED 2000 STOCK OPTION PLAN.

(3)	Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

(see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘FOR’ PROPOSALS (1) AND (2) IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2003 Annual Meeting, (2) the proxy statement and (3) the Company’s 2003 Annual Report to Shareholders.

Dated _____________________________ , 2004 __________________________________________ (Signature) __________________________________________ (Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears and mail it promptly even if you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.